UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

☐Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EAGLE BROADBAND, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐ Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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101 Courageous Drive
League City, Texas 77573
Annual Meeting of Shareholders

December 18, 2006

Dear Eagle Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Eagle Broadband, Inc., which will be held at 1:30 p.m. Central Time on January 23, 2007, at the South Shore Harbour Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573. I look forward to your attendance either in person or by proxy.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter.

Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote by returning the enclosed proxy card, you can vote on the Internet at www.proxyvote.com, or you can vote by telephone according to the instructions on the enclosed proxy card.

The Annual Meeting agenda includes the election of Class I directors, approval of the 2007 Employee Stock Option and Stock Bonus Plan, and ratification of our independent registered public accounting firm. The Board of Directors recommends that you vote FOR election of the Class I director nominees, FOR approval of the 2007 Employee Stock Option and Stock Bonus Plan, and FOR ratification of appointment of our independent registered public accounting firm. Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting.

This meeting is for Eagle Broadband shareholders. Only shareholders of record or their designated proxy are entitled to attend the meeting. All shareholders who attend the meeting will be required to show proof of ownership of Eagle Broadband stock such as a brokerage account statement and valid photo identification such as a current driver’s license or passport.

If you have any questions concerning the Annual Meeting or the matters to be voted on, please contact our Investor Relations department at (281) 538-6023 or send an email to InvestorRelations@eaglebroadband.com. For questions regarding your stock ownership or questions related to voting procedures, you may contact our transfer agent, Registrar and Transfer Company, via email through their web site at www.rtco.com or by phone at (800) 368-5948.

Very truly yours,

/s/C. J. Reinhartsen
C. J. Reinhartsen
Chairman of the Board

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Notice of Annual Meeting of Shareholders
January 23, 2007
1:30 p.m. Central Time
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Notice is hereby given that the 2007 Annual Meeting of Shareholders of Eagle Broadband, Inc., will be held at 1:30 p.m. Central Time on January 23, 2007, at the South Shore Harbour Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573. We are holding the Annual Meeting for the following purposes:

1) To elect two Class I directors to serve until their respective terms expire or until their respective successors have been elected or appointed.

2) To approve the 2007 Employee Stock Option and Stock Bonus Plan.

3) To ratify the appointment of LBB & Associates, Ltd., LLP, as our independent registered public accounting firm for the year ending August 31, 2007.

4) To act upon such other matters, if any, as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on November 24, 2006, will be entitled to vote at the Annual Meeting and any adjournments that may take place. All shareholders are requested to be present in person or by proxy. For the convenience of those shareholders who do not expect to attend the Annual Meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. You may also vote by the Internet or telephone. Any shareholder may revoke the proxy for any reason and at any time before it is voted.

Registration will begin at 12:30 p.m. and seating will begin at 1:00 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

Please complete, sign, date and mail the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the annual meeting. Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help the company reduce postage and proxy tabulation costs.

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING AND ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors,

/s/Richard H. Sanger, Jr.
Richard H. Sanger, Jr.
Corporate Secretary

December 18, 2006

TABLE OF CONTENTS

PROXY STATEMENT

INFORMATION REGARDING THE BOARD OF DIRECTORS

PROPOSAL 1

PROPOSAL 2

PROPOSAL 3

AUDIT COMMITTEE REPORT

EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Executive Employment Contracts

Report of the Compensation Committee on Executive Compensation

STOCK PRICE PERFORMANCE GRAPH

Security Ownership of Certain Beneficial Owners and Management

Equity Compensation Plan Information

Appendix A

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PROXY STATEMENT
———————————————————

Our Board of Directors (the “Board”) solicits your proxy for the 2007 Annual Meeting of Shareholders to be held at 1:30 p.m. Central Time on Tuesday, January 23, 2007 at the South Shore Harbour Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573, and at any postponement or adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Record Date and Share Ownership

Only shareholders of record at the close of business on November 24, 2006 will be entitled to vote at the Annual Meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. As of the close of business on November 24, 2006, we had 18,103,204 outstanding shares of common stock. We made copies of this proxy statement available to shareholders beginning on or about December 18, 2006.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the Class I director nominees set forth in “Proposal 1: Election of Class I Directors.”

•	FOR approval of the 2007 Employee Stock Option and Stock Bonus Plan set forth in “Proposal 2: Approval of the 2007 Employee Stock Option and Stock Bonus Plan.”

•	FOR ratification of the independent registered public accounting firm set forth in “Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm.”

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most shareholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves the company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Annual Meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting prior to the close of the polls, and no further votes will be accepted after that time. We intend to announce preliminary results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007. If you have any questions about submitting your vote, call our Investor Relations department at (281) 538-6023.

You may revoke your proxy at any time prior to the close of the polls by: (1) submitting a later-dated vote, in person at the Annual Meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to our Corporate Secretary prior to the Annual Meeting via fax to (281) 538-1578 or by mail to Richard Sanger, Jr., Corporate Secretary, Eagle Broadband, Inc., at 101 Courageous Drive, League City, Texas 77573. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter. The two nominees for election as Class I directors who receive the most votes “for” election will be elected. Approval of the 2007 Employee Stock Option and Stock Bonus Plan, and ratification of the appointment of our independent registered public accounting firm requires an affirmative vote of the majority of the shares of common stock present or represented at the Annual Meeting.

For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as approval of the 2007 Employee Stock Option and Stock Bonus Plan, but may vote their clients’ shares on the election of directors and the ratification of LBB & Associates, Ltd., LLP, as our independent registered public accounting firm.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

The Board held ten meetings during the year ended August 31, 2006. Each Board member attended at least 75% or more of the Board meetings held during the fiscal ended August 31, 2006. As of the date of this Proxy Statement, the Board has four standing committees: the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee.

Director Independence

The Board of Directors has determined that each of Messrs. Bach, Goerke, Persons, Reinhartsen and Yarbrough are independent directors as defined in the listing standards of the American Stock Exchange. As part of its analysis, the Board of Directors determined that none of these independent directors has a direct or indirect material relationship with the company that would interfere with the exercise of independent judgment.

Executive Committee

The Executive Committee of the Board consists of the Chairman of the Board, the Chairman of the Audit Committee, and the Chief Executive Officer of the company. The Executive Committee has the authority to consider and make decisions on all matters requiring Board approval that arise between scheduled meetings of the Board, including the authority to authorize the sale and issuance of shares of the company. However, the Executive Committee has no authority with respect to matters where action of the entire Board is required to be taken by Article 2.36B of the Texas Business Corporation Act.

Compensation Committee

The Compensation Committee of the Board reviews and approves salaries and incentive compensation for the company’s executive officers. The Compensation Committee consists of four, non-employee directors: Messrs. Bach, Goerke, Persons and Reinhartsen (Compensation Committee Chair). Messrs. Bach, Goerke, Persons and Reinhartsen are independent as defined in the listing standards of the American Stock Exchange. The Compensation Committee held six meetings in the year ended August 31, 2006. Each Compensation Committee member with the exception of Mr. Bach, who became a member in April 2006, attended at least 75% or more of the Compensation Committee meetings held during the year ended August 31, 2006. The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on the company’s website at www.eaglebroadband.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been or is an officer or employee of the company. None of the company’s executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on the company’s Board or Compensation Committee. No member of the company’s Board is an executive officer of a company in which one of the company’s executive officers serves as a member of the Board of Directors or Compensation Committee of that company.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Goerke, Bach and Yarbrough (Audit Committee Chair). Each of Messrs. Goerke, Bach and Yarbrough are independent as defined in the listing standards of the American Stock Exchange. The Audit Committee engages the company’s independent auditors, reviews the company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the company’s internal accounting controls and financial affairs. The Audit Committee met six times in the year ended August 31, 2006. Each Audit Committee member attended at least 75% or more of the Audit Committee meetings held during the year ended August 31, 2006.

The Board has determined that Mr. Yarbrough qualifies as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act. The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on the company’s website at www.eaglebroadband.com.

Nominating Committee

The Nominating Committee consists of five non-employee directors: Messrs. Goerke (Nominating Committee Chair), Persons, Bach, Reinhartsen and Yarbrough. Each of Messrs. Goerke, Persons, Bach, Reinhartsen and Yarbrough are independent as defined in the listing standards of the American Stock Exchange. The Nominating Committee met six times in the year ended August 31, 2006. Each Nominating Committee member attended at least 75% or more of the Nominating Committee meetings held during the year ended August 31, 2006. The Board has adopted a written charter for the Nominating Committee, which is available on the company’s website at www.eaglebroadband.com.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Nominating Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the company and who have the highest professional and personal ethics, consistent with the company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Director Nominations made by Shareholders

The Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. Section 3.5 of our Bylaws set forth the procedures to submit director nominations. These procedures provide that a shareholder who desires to submit a nominee for the Board must be a shareholder on (i) the date such shareholder submits the nomination and (ii) on the record date for the determination of shareholders entitled to vote at the meeting at which such nominee will stand for election. To be considered timely submitted, the nomination must be received at the company’s principal executive offices no later than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the nomination must be received no later than the close of business on the tenth (10th) day following the day on which the notice of such annual meeting was mailed or publicly disclosed, whichever occurs first.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the company’s Annual Meeting; however, attendance is not mandatory.

Compensation of Directors

Directors receive an annual fee of $20,000, paid in $5,000 quarterly payments. The Chairman of the Board receives an additional fee of $55,000 annually, which is paid on a monthly basis. Committee chairmen receive an annual fee of $5,000, with the exception of the Audit Committee chairman, who receives an annual fee of $10,000, all of which are paid quarterly. Directors receive $1,500 for each regular meeting attended each year and $1,000 for each regularly scheduled committee meeting attended. In December 2006, each director received restricted stock grant of 50,000 shares of common stock, which vests in increments of 25,000 shares at the end of each of our second and third fiscal quarters. Directors are also eligible to receive grants of restricted stock based on the attainment of certain objectives by the company. company employees that also serve as directors do not receive the abovementioned fees, stock options or restricted stock.

Communications with the Board

The Board has adopted the following policy for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to the company’s principal executive offices, addressed as follows:

Addressee (*)

c/o Corporate Secretary
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director. Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Certain Relationships and Related Transactions

In June 2006, the company entered into a short-term promissory note with Ron Persons, the brother of Lorne Persons, Jr., a director of the company, pursuant to which Mr. Persons loaned the company $250,000. The note was paid in full on September 2, 2006.

PROPOSAL 1
ELECTION OF DIRECTORS

The company has a classified board currently consisting of two Class I directors (David Micek and Robert Bach), two Class II directors (Glenn Goerke and Lorne Persons) and two Class III directors (C. James Reinhartsen and James Yarbrough). At each annual meeting of shareholders, directors are duly elected for a full term of three years to succeed those whose terms are expiring. The Class I directors currently serve until the Annual Meeting, and the Class II and Class III directors currently serve until the annual meetings of shareholders to be held in 2008 and 2009, respectively.

At the Annual Meeting, two nominees will be elected to serve as Class I directors until the 2010 annual meeting. The Nominating Committee of the Board of Directors has unanimously nominated David Micek and Robert Bach to stand for election as Class I directors. Each of these nominees presently serves as a Class I director.

The persons named as proxies in the accompanying proxy have been designated by the Board of Directors and, unless authority is withheld, will vote for the election of the nominees to the Board of Directors. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. All of the nominees have been previously elected as directors by the shareholders. This section contains the names and biographical information for each of the nominees.

David Micek (age 53) has served as President and Chief Executive Officer since April 2005 and as a Director since October 2005. From November 2004 to April 2005, Mr. Micek served as Chief Operating Officer of the company. From 2002 to 2003, Mr. Micek was president at Internet search company AltaVista Software. From 2000 to 2001, Mr. Micek was president and CEO of wireless networking company Zeus Wireless. From 1999 to 2000, he was president and CEO of broadband video applications company iKnowledge. From 1995 to 1997, Mr. Micek was vice president and general manager at Texas Instruments Software. He holds an MBA from the University of Southern California.

Robert L. Bach (age 58) has served as a Director since October 2005. Mr. Bach is an attorney with the Minneapolis, Minnesota law firm of Felhaber, Larson, Fenlon & Vogt, P.A., where he has practiced for 29 years. Mr. Bach is a civil trial specialist certified by the Minnesota State Bar Association. He received his J.D. from the University of Minnesota Law School and his B.A. from the University of Iowa.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES ABOVE

Continuing Directors

The following persons are the Class II and Class III Directors of the company, with terms expiring as set forth below.

Class II Directors - Term expires at the 2008 annual meeting

Glenn A. Goerke (age 74) has served as a Director since March 2000. Dr. Goerke is president emeritus of the University of Houston and currently serves as a director of The Institute for the Future of Higher Education. He has served as vice president of Edusafe Systems, Inc. since 1996. From 1995 to 1997, Dr. Goerke served as president of the University of Houston. From 1991 to 1995, he served as president of the University of Houston - Clear Lake. Dr. Goerke holds a Ph.D. in Adult and Higher Education from Michigan State University and M.A. and B.A. degrees from Eastern Michigan University.

Lorne E. Persons, Jr. (age 59) has served as Director since March 2003. He has been a sales executive in the insurance industry since 1975. Since 1995, Mr. Persons has served as President of National Insurance Marketing Corporation, Aurora, Colorado, and is currently contracted to National States Insurance Company as a regional sales and recruiting director in a five-state area.

Class III Directors - Term expires at the 2009 annual meeting

C. J. (Jim) Reinhartsen (age 64) has served as a Director since November 2002 and as Chairman since April 2005. Since 1993, Mr. Reinhartsen has served as President of the Bay Area Houston Economic Partnership, formerly known as the Clear Lake Area Economic Development Foundation (CLAEDF). From 1988 to 1993, when he retired with 30 years service at Grumman, Mr. Reinhartsen was General Manager for the Grumman Houston Corporation headquartered in Houston, Texas.

James D. Yarbrough (age 50) has served as a Director of Eagle since October 2004. Since 1995, Judge Yarbrough has served as Chief Executive Officer and County Judge of Galveston County. From 1989 to 1994, Judge Yarbrough was the founder and President of James D. Yarbrough & Company. He also serves as a Director at American National Insurance Company, where he is Chairman of its Compensation Committee, and a member and financial expert for its Audit Committee.

PROPOSAL 2
APPROVAL OF THE 2007 EMPLOYEE STOCK OPTION AND STOCK BONUS PLAN

Introduction

The Eagle Broadband, Inc. 2007 Employee Stock Option and Stock Bonus Plan (the “Plan”) is intended to attract and retain directors, officers and employees of the company and to motivate these persons to achieve performance objectives related to the company’s overall goal of increasing shareholder value. The Board of Directors unanimously approved and adopted the Plan on November 1, 2006, and the Plan is being submitted to the shareholders of the company for approval. If a quorum is present at the Annual Meeting, the approval of the Plan must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors believes approval of the Plan by shareholders is in the company’s best interest. The principal reason for adopting the Plan is to ensure that the company has a mechanism for long-term, equity-based incentive compensation to directors, officers and employees. The Plan is designed to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and, to the extent applicable, with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the Plan

The full text of the Plan is set forth at Appendix A to this Proxy Statement, and the following summary is qualified in its entirety by reference to Appendix A.

General. Awards granted under the Plan may be in the form of stock option awards or stock bonus awards. The Plan provides that awards may be made for ten years, and the Plan will remain in effect thereafter until all matters relating to the payment of awards and administration of the Plan have been settled.

Administration. The Plan, if approved by the shareholders of the company, will be administered by the board of directors or the compensation committee of the board of directors (the “Committee”). The Committee has sole authority to administer and interpret the Plan. The Committee, within the terms of the Plan, selects eligible employees and non-employee directors, consultants and vendors to participate in the Plan and determines the type, amount and duration of individual awards.

Shares Available. The Plan provides that the aggregate number of shares of common stock that may be subject to award may not exceed 2,000,000 shares, subject to adjustment in certain circumstances to prevent dilution. The common stock to be delivered under the Plan will be authorized and unissued shares. Shares underlying awards that are canceled, expired, forfeited or terminated shall, in most circumstances, again be available for the grant of additional awards within the limits provided by the Plan.

Eligibility. The Plan provides for awards to eligible employees of the company and to non-employee directors, consultants and vendors of the company. Because it is generally within the discretion of the Committee to determine which participants receive awards and the amount and type of award received, it is not possible at the present time to determine the amount of awards or the number of individuals to whom awards will be made under the Plan. The executive officers of the company named in the table under the caption “Executive Compensation” herein are among the employees who would be eligible to receive awards under the Plan.

Stock Option Awards. Subject to the terms and provisions of the Plan, options to purchase the common stock of the company may be granted to participants at any time and from time to time as shall be determined by the Committee. Such options may be “incentive stock options,” as defined in Section 422 of the Code, or “non-qualified options” under the Code. Incentive stock options may only be granted to eligible employees and not to non-employee directors. The Committee will have discretion in determining the number of shares of common stock to be covered by each option granted to the recipient. Each grant of options under the Plan will be evidenced by an option agreement that will specify the exercise price, the duration of the option, the number of shares to which the option pertains, the percentage of the option that becomes exercisable on specified dates in the future, and such other provisions as the Committee may determine.

The initial exercise price for each option granted under the Plan will be determined by the Committee in its discretion, provided that the exercise price of any option may not be less than the fair market value of the common stock (as determined pursuant to the Plan) on the date of grant of the option and, in the case of any optionee who owns stock possessing more than 10% of the total combined voting power of all classes of the capital stock of the company (within the meaning of Section 422(b)(6) of the Code), 110% of such fair market value with respect to any option intended to qualify as an incentive stock option.

All options granted under the Plan will expire no later than ten years from the date of grant. Subject to the limitations set forth in the Plan, any option may be exercised by payment to the company of cash or, at the discretion of the Committee, by surrender of shares of the company’s common stock owned by the participant (including, if the Committee so permits, a portion of the shares as to which the option is then being exercised) or a combination of cash and such shares.

The Plan places limitations on the exercise of options that constitute incentive stock options under certain circumstances upon or after termination of employment, and also provides the Committee with the discretion to place similar limitations on the exercise of any non-qualified options. Options are nontransferable except by will or in accordance with applicable laws of descent and distribution. The granting of an option does not provide the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the payment in full of the exercise price by the optionee for the shares being purchased.

Stock Bonus Awards. The Plan provides for the award of shares of common stock, the issuance of which may be subject to restrictions determined by the Committee. Stock bonus awards pursuant to the Plan will be evidenced by a grant agreement between the company and the recipient. The grant agreement will set forth the forfeiture provisions, if any, regarding the recipient’s right to receive the shares, as determined by the Committee in its discretion. A recipient of a stock bonus award will have no rights as a shareholder of the company with respect to any shares until the distribution of such shares in connection therewith.

New Plan Benefits. No benefits have been granted or will be granted under the Plan prior to the approval of the Plan by the shareholders of the company.

Effect of Change in Control. Awards under the Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the Plan) transaction with respect to the company. Under the Plan, upon the occurrence of a change in control any outstanding stock options or stock bonus awards under the Plan will generally become fully vested and exercisable and, in certain cases, paid to the participant, unless the agreement entered into with respect to such equity award provides otherwise. Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

Amendment and Termination. The board of directors may, at any time and from time to time, terminate, amend, or modify some or all of the provisions of the Plan. However, without the approval of the shareholders of the company (as may be required by the Code, by Section 16 of the Securities Exchange Act of 1934, as amended, by any national securities exchange or system on which the shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment, or modification may: (i) materially increase the total number of shares which may be granted under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan or (iii) materially increase the benefits accruing to participants under the Plan. No termination, amendment or modification of the Plan may in any manner adversely affect any award previously granted under the Plan, without the written consent of the recipient.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not address state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award under the Plan.

Incentive Options. There will not be any federal income tax consequences to either the optionee or the company as a result of the grant of an incentive stock option under the Plan. The exercise by an optionee of an incentive stock option also will not result in any federal income tax consequences to the company or the optionee, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the optionee will be includable in the optionee’s alternative minimum taxable income for purposes of the alternative minimum tax and (ii) the optionee may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

If the optionee disposes of the shares of common stock acquired upon exercise of the incentive stock option, the federal income tax consequences will depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised and the shares were transferred to the optionee, then the optionee will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the optionee realized on disposition of the shares and (ii) the option price at which the optionee acquired the shares. The company would not be entitled to any compensation expense deduction under these circumstances.

If the optionee does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the optionee will be required to report as ordinary income, in the year the shares are disposed of, the amount by which (A) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option (or, for directors, officers or greater than 10% stockholders of the company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise) or (ii) the amount realized on the disposition of the shares, exceeds (B) the option price for the shares. The company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the optionee (as such deduction may be limited by certain provisions of the Code). The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-qualified Options. Neither the optionee nor the company incurs any federal income tax consequences as a result of the grant of a non-qualified option. Upon exercise of a non-qualified option, an optionee will recognize ordinary income, subject, in the case of employees, to payroll tax withholding and reporting requirements, on the “includability date” in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the includability date and (ii) the consideration paid for the shares. The includability date generally will be the date of exercise of the non-qualified option. However, the includability date for participants who are officers, directors or greater than 10% stockholders of the company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the non-qualified option. The optionee may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-qualified option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the includability date and short-term capital gain or loss if the sale or disposition occurs one year or less after the includability date.

In general, the company will be entitled to a compensation expense deduction in connection with the exercise of a non-qualified option for any amounts includable in the taxable income of the optionee as ordinary income (as such deduction may be limited by certain provisions of the Code).

Stock Bonus Awards. Neither the grantee nor the company incurs any federal income tax consequences as a result of the grant of a stock bonus award. With respect to shares issued pursuant to a stock bonus award, a holder will recognize ordinary income, subject, in the case of employees, to payroll tax withholding and reporting requirements, in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. The company will receive a corresponding tax deduction for any amounts includable in the taxable income of the holder as ordinary income (as such deduction may be limited by certain provisions of the Code). At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the stock bonus award.

Excise Tax on Parachute Payments. Section 4999 of the Code imposes an excise tax on “excess parachute payments,” as defined in Section 280G of the Code. Generally, parachute payments are payments in the nature of compensation to employees or independent contractors who are also officers, shareholders or highly-compensated individuals, where such payments are contingent on a change in ownership or control of the stock or assets of the paying corporation. In addition, the payments generally must be substantially greater in amount than the recipient’s regular annual compensation. Under Treasury Regulations finalized by the Internal Revenue Service in 2003, under certain circumstances the grant, vesting, acceleration or exercise of awards pursuant to the Plan could be treated as contingent on a change in ownership or control for purposes of determining the amount of a participant’s parachute payments.

In general, the amount of a parachute payment (some portion of which may be deemed to be an “excess parachute payment”) would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. If a participant were found to have received an excess parachute payment, he or she would be subject to a special nondeductible 20% excise tax on the amount thereof, and the company would not be allowed to claim any deduction with respect thereto.

Excise Tax on Deferred Compensation. Section 409A of the Code provides for the imposition of an excise tax and interest on service providers in the case of certain deferrals of compensation that do not comply with the statute’s requirements. The company intends and anticipates that awards under the Plan will not be subject to the requirements of Section 409A because awards generally will be payable as soon as administratively practicable after the award becomes vested, thus avoiding a deferral of compensation, or otherwise will not provide for compensation deferral. However, to the extent that Section 409A does apply to an award, the Plan will be interpreted, operated and administered consistent with the company’s intent that participants not be subject to the imposition of excise tax and interest, and any inconsistent provision of an award agreement will be deemed to be modified as the Committee determines in its sole discretion and without further consent of the affected participant.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ADOPTION OF THIS PROPOSAL

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected LBB & Associates, Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP) (“LBB & Associates”) as our independent auditors for the fiscal year ending August 31, 2007, subject to shareholder ratification. In the event this ratification is not approved by our shareholders, the Audit Committee will review their future selection of auditors.

We expect that a representative of LBB & Associates will attend the Annual Meeting, and the representative will have an opportunity to make a statement if she or he so desires. The representative will also be available to respond to appropriate questions from shareholders.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF LBB & ASSOCIATES, LTD., LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2007.

Principal Accounting Fees and Services.

Fees for services provided by LBB & Associates for the years ended August 31, 2006 and 2005, were as follows:

Audit Fees

The aggregate fees billed to the company by LBB & Associates for the audit of the company’s annual financial statements and for the review of the financial statements included in the company’s quarterly reports on Form 10-Q totaled $138,922 and $164,625 in the years ended August 31, 2006 and 2005, respectively.

Audit-Related Fees

The aggregate fees billed to the company by LBB & Associates for assurance and related services totaled $4,800 and $3,300 in the fiscal years ended August 31, 2006 and 2005, respectively, which were for audits of our employee benefit plans.

Tax Fees

There were no fees billed to the company by LBB & Associates for tax compliance, tax advice or tax planning services in the years ended August 31, 2006 and 2005.

All Other Fees

There were no fees billed to the company by LBB & Associates, other than the services described above, for the years ended August 31, 2006 and 2005.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent public accounting firm engaged to prepare or issue an audit report on the financial statements of the company or perform other audit, review or attestation services for the company, and each such public accounting firm reports directly to the Audit Committee. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent public accounting firm. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence as well as whether the independent public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the company’s business, people, culture, accounting systems, risk profile and other factors and input from the company’s management. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent public accounting firm. During the year ended August 31, 2006, all of the services related to the audit or other fees described above were pre-approved by the Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the company. The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of the company’s independent accountants. The Audit Committee is comprised of Messrs. Goerke, Bach and Yarbrough (Audit Committee Chair). Messrs. Goerke, Bach and Yarbrough are independent directors, as defined by the American Stock Exchange’s listing standards.

Management is responsible for our internal controls. Our independent auditors, LBB& Associates, are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to financial reporting, and reviews the results and scope of the audit and other services provided by LBB & Associates.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and LBB & Associates, nor can the Audit Committee certify that LBB & Associates is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee members in business, financial, and accounting matters.

In this context, the Audit Committee has met and held discussions with management and LBB & Associates. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and LBB & Associates. The Audit Committee discussed with LBB & Associates matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

LBB & Associates also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with LBB & Associates their independence.

Based upon the Audit Committee’s discussion with management and LBB & Associates and the Audit Committee’s review of the representations of management and the report of LBB & Associates to the Audit Committee, the Audit Committee recommended that the Board of Directors include the company’s audited consolidated financial statements in the Eagle Broadband, Inc. Annual Report on Form 10-K for the year ended August 31, 2006 filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

James D. Yarbrough, Chairman

Robert L. Bach

Glenn A. Goerke

Executive Officers

Please see Proposal 1 for biographical information with respect to our President and Chief Executive Officer, David Micek.

Brian Morrow (age 55) has served as Chief Operating Officer since April 2006. Mr. Morrow joined the company in December 2005 as General Manager of the IPTV Solutions division. From June 2005 until joining the company, Mr. Morrow served as President and Chief Operating Officer for Analytical Surveys, Inc. From January 2003 to June 2005, Mr. Morrow served as a certified management consultant to various companies, including Eagle Broadband. From March 2001 to March 2002, he served as chairman of the 50-company Peer-To-Peer Working Group, an international industry association that included businesses such as Intel, HP, Cisco, and NTT. From July 2000 to December 2002, he served as President and Chief Operating Officer of Endeavors Technology, a Java and .NET Web Services start-up company that developed Web collaboration and application delivery enterprise software, and was acquired by U.K.-based Tadpole Technology. He holds a BS degree from Dalhousie University and an MBA in Finance from the University of Ottawa.

Richard Sanger, Jr. (age 62) joined the company in July 2004 as Chief Board Administrative Officer, was appointed Corporate Secretary in October 2005, and was promoted to Vice President of Administration in December 2005. From 2003 to 2004, Mr. Sanger was President of the Performance Technology Division of Pro Technik, Inc., the largest independent Porsche racing and repair facility in the southwest United States. From 1997 to 2003, Mr. Sanger served as Chief Financial and Development Officer and then as Vice President and General Manager of the Diversified Programs Group of GB Tech, Inc., an engineering and scientific services company based in Houston, Texas. Mr. Sanger holds a B.A. in History from Trinity College and an M.B.A. from the University of Virginia Darden Graduate School of Business.

Executive Compensation

The following table contains compensation data for our named executive officers for the years ended August 31, 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#) (1)	All Other Compensation ($) (2)
David Micek (3) President & CEO	2006 2005 2004	275,000 178,154 —	— — —	— — —	— — —	— 205,715 —	75,184 2,625 —
Brian Morrow (4) Chief Operating Officer	2006 2005 2004	142,326 — —	25,000 — —	— — —	— — —	21,429 — —	2,343 — —
Richard Sanger, Jr. (5) Vice President of Administration	2006 2005 2004	167,512 150,000 13,269	5,000 — —	— — —	— — —	17,143 — 6,429	— — —
Juliet Markovich (6) Corporate Controller and Principal Accounting Officer	2006 2005 2004	115,769 9,135 —	— — —	— — —	— — —	5,715 — —	— — —
Eric Blachno (7) Chief Financial Officer	2006 2005 2004	74,628 163,857 —	— — —	— — —	— — —	— 14,286 (8) —	100,000 77,562 —
Randall Shapiro (9) Vice President, Marketing	2006 2005 2004	53,346 190,000 166,931	— — —	— — —	— — —	— 5,714 23,143	254,231 — —

(1) The number of securities underlying stock options have been adjusted to reflect the 1-for-35 reverse stock split effected on May 12, 2006.

(2) Amounts for fiscal year 2006 include payments made to (i) Mr. Micek for moving expenses ($66,184) and car allowance ($9,000), (ii) Mr. Morrow for temporary living expenses, (iii) Mr. Blachno for severance payments and (iv) Mr. Shapiro for a negotiated settlement of a disputed bonus amount due ($225,000) and accrued vacation ($29,231). Amounts for fiscal year 2005 include payments made to (i) Mr. Micek for car allowance and (ii) Mr. Blachno for relocation expenses.

(3) Mr. Micek was named Chief Operating Officer in November 2004 and was promoted to President and Chief Executive Officer in April 2005.

(4) Mr. Morrow joined the company in December 2005 as General Manager of the IPTV Solutions division and was promoted to Chief Operating Officer in April 2006.

(5) Mr. Sanger joined the company in July 2004 as Chief Board Administrative Officer and was promoted to Vice President of Administration in December 2005.

(6) Ms. Markovich joined the company in July 2005 as Corporate Controller and was named Principal Accounting Officer in December 2005. In November 2006, Ms. Markovich resigned as Corporate Controller and Principal Accounting Officer.

(7) Mr. Blachno was named Chief Financial Officer in November 2004. In January 2006, the company entered into an agreement with Mr. Blachno, pursuant to which he resigned effective as of January 3, 2006. Under the agreement, Mr. Blachno received severance payments over a six-month period equal to six months salary. In connection with entering into the agreement, the Employment Agreement between Mr. Blachno and the company dated November 4, 2004, was terminated.

(8) Pursuant to the Employment Resignation Agreement with Mr. Blachno, these options have been canceled.

(9) Mr. Shapiro’s employment agreement expired on November 30, 2005 and was not renewed.

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended August 31, 2006, to our named executive officers. No stock appreciation rights were issued during the year.

Options Grants in Last Fiscal Year
	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (2)
David Micek	—	—	—	—	—	—
Brian Morrow	21,429	9.4%	$4.725	(3)	—	—
Richard Sanger, Jr.	17,143	7.4%	$4.725	(3)	—	—
Juliet Markovich	1,429 4,286	0.6% 1.9%	$5.775 $4.725	10/18/2010 (3)	$2,280 —	$5,038 —

* Less than 1%

(1) Percentages are based on a total of 229,163 shares subject to options granted to employees during the year ended August 31, 2006.

(2) In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of our common stock appreciates from the date of grant until the expiration date at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(3) These options were granted with five-year terms expiring December 5, 2010. However, pursuant to the vesting terms of these options, these options would only vest if the company achieved revenues of at least $10 million in fiscal year 2006, which the company did not. Thus, these options expired on August 31, 2006.

The following table sets forth information concerning option exercises during the year ended August 31, 2006, and option holdings as of August 31, 2006, with respect to our named executive officers. No stock appreciation rights were outstanding at the end of the fiscal year.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David Micek	—	—	93,806	111,909	—	—
Brian Morrow	—	—	—	—	—	—
Richard Sanger, Jr.	—	—	6,429	—	—	—
Juliet Markovich	—	—	387	1,042	—	—

Executive Employment Contracts

Mr. Micek’s amended employment agreement provides for an annual salary of $275,000 and is effective through May 2008. Under the terms of his original employment agreement, Mr. Micek was granted the right to purchase 14,286 shares (after adjustment for the reverse split) of company common stock at a price per share of $21.35 per share (after adjustment for the reverse split), which vests over 36 months. In May 2005, Mr. Micek’ employment agreement was amended and he was granted the right to (i) receive an option to purchase 191,429 shares (after adjustment for the reverse split) at an exercise price of $6.65 per share (after adjustment for the reverse split) per share, vesting over a 36-month term, which vesting accelerates upon a change of control or termination of employee without cause, and (ii) receive 57,143 shares (after adjustment for the reverse split) of restricted stock (which have not yet been issued), which vest upon Mr. Micek’s or the company’s attainment of certain objectives and/or company milestones, which to date have not been satisfied. If Mr. Micek’s employment is terminated for reasons other than cause or “good reason” (as defined in the employment agreement), Mr. Micek will be entitled to his salary for 18 months. Mr. Micek receives customary fringe benefits.

Mr. Morrow’s employment agreement provides for an annual salary of $200,000.00 and is effective through October 2010. Mr. Morrow is eligible to receive bonuses up to a total of $100,000 based upon the attainment of certain objectives during his first year of employment. If Mr. Morrow’s employment is terminated for reasons other than cause, Mr. Morrow will be entitled to his salary for six months. Mr. Morrow receives customary fringe benefits.

Mr. Sanger’s amended employment agreement provides for an annual salary of $175,000 and is effective through July 2010. Mr. Sanger was granted an option to purchase 6,429 shares (after adjustment for the reverse split) of company common stock at a price per share of $27.30 per share (after adjustment for the reverse split), which are fully vested. Mr. Sanger also has the right to receive 1,429 shares (after adjustment for the reverse split) of company common stock upon the attainment of certain company milestones. If Mr. Sanger’s employment is terminated for reasons other than cause, Mr. Sanger will be entitled to his salary for one year. Mr. Sanger receives customary fringe benefits.

Report of the Compensation Committee on Executive Compensation

Decisions on compensation of the company’s executive officers are made by the Compensation Committee of the Board. The Compensation Committee is composed solely of independent, non-employee directors. The Compensation Committee is responsible for all elements of executive compensation including base salary and other benefit programs for key executives.

The goals of the company’s executive compensation program are to (i) pay competitively to attract, retain and motivate executives who must operate in a highly competitive and technologically specialized environment, (ii) relate total compensation for each executive to overall company performance as well as individual performance and (iii) align executives’ performances and financial interests with shareholder value.

Base Salary

Base salary ranges are developed after considering the recommendations of professional compensation consultants who conduct annual compensation surveys of similar companies. Base salaries within these ranges are targeted to be competitive in relation to salaries paid for similar positions in comparable companies. On a regular basis, the Compensation Committee reviews executives’ salaries utilizing the results of survey data for comparable executive positions. Individual salary determinations within the established ranges are made based on position accountabilities, experience, sustained individual performance, overall company performance, and peer comparisons inside and outside the company, with each factor being weighed reasonably in relation to other factors.

Incentives Compensation

Bonus incentives for the company’s executives are tied to specific performance goals including, but not limited to, attainment of IPTVComplete customers, sales of set-top boxes, and revenue and profit thresholds.

Equity Incentives

Stock option plans are used to align the long-term financial interests of executives with those of shareholders. On October 18, 2005, the company’s shareholders approved the 2005 Employee Stock Option Plan (“2005 Plan”), which provides for the grant of options that may be “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or a combination of both, as determined by the Compensation Committee. The 2005 Plan also provides that the Compensation Committee may issue shares of restricted stock to persons eligible under the plan. The 2005 Plan, as amended, provides for a total of 571,429 shares of the company’s common stock, and is administered by the Compensation Committee.

Included in this Proxy Statement is a proposal (Proposal 2) to approve the 2007 Employee Stock Option and Stock Bonus Plan (“2007 Plan), which, if approved by the shareholders, will provide for the grant of options that may be “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or a combination of both, as determined by the Compensation Committee. If approved, the 2007 Plan will also provide for the grant of stock bonus awards as determined by the Compensation Committee. The 2007 Plan, if approved, will provide for 2,000,000 shares of the company’s common stock, and will be administered by the Compensation Committee.

Compensation of the Chief Executive Officer

The Compensation Committee determines the Chief Executive Officer’s salary and other compensation elements based on performance. The CEO’s salary is established within a salary range recommended by an independent compensation consulting firm. The Compensation Committee believes that the equity incentives granted to Mr. Micek provide the necessary long-term incentives, and align Mr. Micek’s performance and financial interests with shareholder value. The Compensation Committee believes that Mr. Micek’s efforts during his time as CEO have positioned the company for success in the future.

The Compensation Committee believes that its actions in fiscal 2006 have been consistent with and have effectively implemented the company’s overall executive compensation policies.

MEMBERS OF THE COMPENSATION COMMITTEE

C. J. Reinhartsen, Chairman

Robert L. Bach

Glenn A. Goerke

Lorne E. Persons

Stock Price Performance Graph

Below is a comparison of the cumulative total shareholder return on the company’s common stock against the cumulative total return of the NASDAQ Composite Index and the communications equipment peer group for the period of five fiscal years commencing August 31, 2001, and ending August 31, 2006. The graph and table assume that $100 was invested on August 31, 2001, in each of the company’s common stock, the NASDAQ Index and the peer group, and that all dividends were reinvested. The comparison shown is based upon historical data. The stock price performance shown below is not necessarily indicative of, nor intended to forecast, the potential future performance of the company’s common stock.

	August 31,
	2001	2002	2003	2004	2005	2006
Eagle Broadband, Inc.	$100	$59	$55	$102	$18	$2
Communications Equipment, NEC	$100	$31	$66	$62	$60	$64
NASDAQ (U.S.)	$100	$75	$101	$105	$123	$128

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during the year ended August 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with and no reports or transactions were filed late except for the following: Messrs. Bach, Goerke, Persons, Reinhartsen and Yarbrough failed to timely report transactions on Form 4 for the October 2005 issuance of stock options, each of which were subsequently reported on Form 4 in November 2005. Richard Sanger, Jr. and Juliet Markovich failed to timely report transactions on Form 4 for the December 2005 issuance of stock options, each of which were subsequently reported on Form 4 in May 2006. Brian Morrow failed to timely file Form 3 upon being named Chief Operating Officer in April 2006, which was subsequently filed in May 2006. Messrs. Bach and Reinhartsen failed to timely report transactions on Form 4 for the June 2006 issuance of restricted stock, each of which were subsequently reported on Form 4 in July 2006. Mr. Persons failed to timely report a transaction on Form 4 for the June 2006 issuance of restricted stock, which was subsequently reported on Form 4 in July 2006. Mr. Morrow failed to timely report a transaction on Form 4 for the September 2006 issuance of restricted stock, which was subsequently reported on Form 4 in October 2006.

Security Ownership of Certain Beneficial Owners and Management.

As of October 31, 2006, a total of 17,656,797 shares of our common stock were outstanding. The following table sets forth, as of October 31, 2006, certain information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our current directors, (c) each of the current the executive officers named in the Summary Compensation Table above and (d) all current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals listed is Eagle Broadband, Inc., 101 Courageous Drive, League City, Texas 77573.

SHARES BENEFICIALLY OWNED AS OF OCTOBER 31, 2006
Name and Address of Beneficial Owner	Shares Owned	Shares Covered by Convertible Instruments (1)	Total	Percent of Class (2)
The Tail Wind Fund Ltd. 77 Long Acre London, England	324,819 (3)	1,250,000 (4)	1,574,819	8.1%
David Micek	—	116,662	116,662	*
Brian Morrow	75,000	—	75,000	*
Lorne Persons, Jr.	41,126	5,715	46,841	*
Robert Bach	29,001 (5)	2,857	31,858	*
C. J. Reinhartsen	11,351	5,715	17,066	*
Glenn Goerke	5,604	5,715	11,319	*
Richard Sanger, Jr.	—	6,429	6,429	*
James Yarbrough	1,099	4,286	5,385	*
Juliet Markovich	—	507	507	*
All current directors and executive officers as a group (9 persons)	163,181	147,886	311,067	1.6%

* Less than 1%

(1) Unless otherwise indicated, represents shares underlying options exercisable as of October 31, 2006 and within 60 days thereof.

(2) The denominator used in this calculation includes options, warrants and other instruments convertible into Eagle common stock as of October 31, 2006 and within 60 days thereof.

(3) Based on information provided to the company by The Tail Wind Fund Ltd.

(4) Represents shares issuable upon conversion of a convertible note with a $1,000,000 principle balance. The number of shares into which the convertible note is convertible at any time is limited to the number of shares that would result in Tail Wind owning no more than 9.9% of the total issued and outstanding shares of Eagle common stock.

(5) Includes 571 shares held in a trust of which Mr. Bach is a trustee.

Equity Compensation Plan Information

	As of August 31, 2006
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	322,551	$ 10.37	248,878
Equity compensation plans not approved by security holders	—	—	—
Total	322,551	$ 10.37	248,878

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the company’s Proxy Statement and form of proxy relating to the company’s 2008 Annual Meeting of Shareholders must be received by the Corporate Secretary, Eagle Broadband, Inc., 101 Courageous Drive, League City, Texas 77573, no later than August 10, 2007. Proof of ownership of Eagle common stock must accompany any such proposal. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

OTHER MATTERS

All shareholders of record at the close of business on November 24, 2006, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the company’s Annual Report on Form 10-K, including financial statements for the year ended August 31, 2006.

In some cases, we have multiple shareholders of record at a single address. We are sending a single Annual Report and Proxy Statement to that address unless we received instructions to the contrary. Each shareholder of record, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive separate copies of the Annual Report and Proxy Statement now or in the future, or to discontinue householding entirely, you may call our transfer agent, Registrar and Transfer Company, at (800) 368-5948, contact it by e-mail at info@rtco.com, or provide written instructions to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

If you receive multiple copies of the Annual Report and Proxy Statement, you also may contact our transfer agent at the telephone number or address above to request householding. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

The expense of preparing, printing and mailing the Notice of Meeting and proxy material and all other expenses of soliciting proxies will be borne by the company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The company will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

/s/Richard Sanger, Jr.
Richard Sanger, Jr.
Corporate Secretary

December 18, 2006

Appendix A

2007 STOCK OPTION AND STOCK BONUS PLAN

OF

EAGLE BROADBAND, INC.

SECTION 1
PURPOSE; DEFINITIONS

1.1 The purpose of the Plan is to retain, attract, motivate and compensate selected key employees, consultants and directors of the Company and its Affiliates and to provide them with an opportunity to benefit from ownership of and/or increases in the value of the stock of the Company.

1.2 For purposes of the Plan, the following terms are defined as set forth below:

A. “Affiliate” means a corporation or other entity controlled by the Company.

B. “Award” means a Stock Option or a Stock Bonus.

C. “Board” means the Board of Directors of the Company.

D. “Cause” has the meaning set forth in Subsection 5.4.E.

E. “Committee” means the Committee referred to in Section 2.

F. “Company” means Eagle Broadband, Inc., a Texas corporation.

G. “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on any established stock exchange; or if not listed on any such exchange, then on any national securities market system or if not quoted in any national securities market system, the mean between the bid and ask prices for the Stock. If there is no regular public trading market for the Stock, the Fair Market Value of the Stock shall be determined by the Board in good faith.

H. "Incentive Stock Option" means an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended.

I. "Nonqualified Deferred Compensation Rules" means the limitations or requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

J. “Plan” means the 2007 Eagle Broadband, Inc. Stock Option and Stock Bonus Plan, as set forth herein and as hereinafter amended from time to time.

K. “Retirement” means retirement from active employment under a retirement plan of the Company or any Affiliate thereof; or termination of employment at or after age sixty-five (65) under circumstances which the Board, in its sole discretion, deems equivalent to retirement.

L. “Stock” means the Common Stock $0.001 par value of the Company.

M. “Stock Option” means an option to purchase Stock granted under Section 5 of the Plan, and “Stock Bonus” means an award of shares of Stock granted under Section 5 of the Plan.

N. “Termination of Employment” means the termination of the participant’s employment with the Company or any Affiliate thereof. A participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become an employee of the Company or another Affiliate of the Company.

SECTION 2
ADMINISTRATION

2.1 The Plan shall be administered by the Board or such Committee thereof as may be appointed thereby.

2.2 The Board shall have the power and authority to grant Awards pursuant to the terms of the Plan to key employees, consultants, vendors and directors of the Company and its Affiliates.

2.3 Among other things, the Board shall have the authority, subject to the terms of the Plan:

A. To select the eligible personnel to whom Awards may from time to time be granted and to determine when any Award will be granted.

B. To determine the number of shares of Stock to be covered by each Award granted hereunder.

C. To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price for a Stock Option and the consideration (if any) payable with respect to a Stock Bonus), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Board shall determine.

D. To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time.

E. To determine whether a Stock Option or Stock Bonus may be exercised with the payment of shares of Stock pursuant to Subsection 5.4.C.ii.

2.4 The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and to otherwise supervise the administration of the Plan.

2.5 The Board may delegate administration of the Plan to a Committee, in which event, the Committee shall have all of the power and authority of the Board; subject, however, to such conditions (not inconsistent with the terms of the Plan) as may be imposed by the Board from time to time, and subject to the Board’s right to disband the Committee and revoke its authority. The Committee may act only by a majority of its members then in office, except that the members of the Committee may authorize any one (1) or more members or any officer of the Company to execute and deliver Awards or other documents on behalf of the Committee.

2.6 Any determination made by the Board with respect to any Award shall be made in the sole discretion of the Board at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3
STOCK SUBJECT TO THE PLAN

3.1 Subject to adjustment as provided herein, the total number of shares of Stock of the Company available for issuance under the Plan shall be two million (2,000,000) shares. Shares subject to an Award under the Plan may be authorized and unissued shares or treasury shares.

3.2 If any Stock Option or Stock Bonus (or portion thereof) expires or terminates without being exercised, the shares subject to such Award shall again be available for issuance in connection with future Awards under the Plan.

3.3 In the event of an Acquisition of the Company (as defined in Section 6.2), merger, reorganization, consolidation, recapitalization, reincorporation, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan; in the number, kind and option price of shares subject to outstanding Stock Options; in the number, kind and consideration (if any) payable for shares subject to outstanding Stock Bonuses; and/or make such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate and equitable in its sole discretion, including the conversion and/or cancellation (with substitute consideration) of any Stock Option or Stock Bonus and the substitution of cash and/or other consideration in exchange for the cancellation or conversion of any outstanding Stock Option or Stock Bonus (notwithstanding the exercise or the exercisability thereof) by paying the optionee or grantee, in cash and/or other consideration, an amount equal to the excess of the Fair Market Value of the Stock subject of the option or grant over the option price or grant price (if any); provided that in the event of the substitution of cash and/or other consideration in exchange for the cancellation of any outstanding Stock Option or Stock Bonus of an employee that is not exercisable as of the date of an Acquisition of the Company pursuant to Section 6.1, such cash and/or other consideration shall be payable only upon the date and subject to the conditions provided in Section 6.1. The number of shares subject to any Award shall always be a whole number.

SECTION 4
ELIGIBILITY

Employees, directors, consultants and vendors of the Company or its Affiliates who, in the judgment of the Board, are responsible for or contribute to the management, growth and profitability of the Company and its Affiliates are eligible to be granted Awards under the Plan.

SECTION 5
STOCK OPTIONS AND STOCK BONUSES

5.1 Any Stock Option and any Stock Bonus granted under the Plan shall be in such form as the Board may from time to time determine.

5.2 Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. The grant of a Stock Option shall occur on the date the Board, by resolution, selects an individual to be a participant in the grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option and specifies the terms and provisions of the Stock Option. The Company shall deliver a written option agreement to the participant setting forth the terms and conditions of the grant and such other terms as the Board may direct; and such agreement shall become effective upon acceptance by the participant.

5.3 Stock Bonuses shall be evidenced by grant agreements, the terms and provisions of which may differ. The grant of a Stock Bonus shall occur on the date the Board, by resolution, selects an individual to be a participant in the grant of a Stock Bonus, determines the number of shares of Stock to be subject to such Stock Bonus and specifies the terms and provisions of the Stock Bonus. The Company shall deliver a written grant agreement to the participant setting forth the terms and conditions of the grant and such other terms as the Board may direct; and such agreement shall become effective upon acceptance by the participant.

5.4 Unless otherwise specifically provided in the respective option or grant agreements, as determined by the Board, Stock Options and Stock Bonuses granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Board shall determine:

A. Option Price. The option price per share of Stock to be purchased under a Stock Option shall be determined by the Board and set forth in the option agreement; provided, however, that the option price per share shall be not less than the per share Fair Market Value of the Stock on the date of the grant of the Stock Option.

B. Award Term. The term of each Stock Option or Stock Bonus shall be fixed at no more than Five (5) years after the date the Stock Option or Stock Bonus is granted.

C. Exercise.

i. Subject to the provisions of this Section 5, Stock Options or Stock Bonuses may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option or Stock Bonus to be purchased or received (upon such form, if any, as the Board may determine).

ii. The option price of the Stock to be purchased upon exercise of any Stock Option, and the consideration (if any) to be paid upon exercise of any Stock Bonus, shall be paid in full, in cash (by certified or bank check or such other instrument as the Company may accept); or, if and to the extent set forth in the option or grant agreement, as determined by the Board, and to the extent permitted by law, may be paid by one (1) or more of the following: (a) in the form of unrestricted Stock already owned by the optionee or grantee, based in any such instance on the Fair Market Value of the Stock on the date the Stock Option or Stock Bonus is exercised; or (b) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option or Stock Bonus that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (c) by a combination thereof, in each case in the manner provided in the option or grant agreement.

iii. No shares of Stock shall be issued until full payment (if any) therefor has been made. An optionee or grantee shall not have any rights of a stockholder with respect to the Stock subject of a Stock Option or Stock Bonus unless and until the optionee or grantee has given written notice of exercise, has paid in full for such shares, has given any representation required under Section 9.1, and the shares subject of the Stock Option or Stock Bonus have been issued by the Company.

D. Non-Transferability of Stock Options/Stock Bonuses. No Stock Option or Stock Bonus shall be transferable by the optionee or grantee other than by will or by the laws of descent and distribution. All Stock Options or Stock Bonuses shall be exercisable only by the optionee or grantee or by the legal guardian or legal representative of the optionee or grantee (subject to the terms of the Plan); it being understood that the term “optionee” or “grantee” includes the legal guardian and legal representative of the optionee or grantee named in the option or grant agreement and any person to whom an option or grant is transferred by will or the laws of descent and distribution.

E. Termination of Employment.

i. Unless otherwise determined by the Board, if an optionee or grantee incurs a Termination of Employment for any reason prior to the date his or her outstanding Stock Option or Stock Bonus becomes fully exercisable, such unexercisable portion of the Stock Option or Stock Bonus shall thereupon terminate.

ii. If after a Stock Option or Stock Bonus becomes exercisable, in whole or in part, an optionee or grantee incurs a Termination of Employment other than due to death, disability or retirement, such exercisable portion of the Stock Option or Stock Bonus may be exercised for the lesser of one (1) month from the date of such Termination of Employment or the balance of the term of such Stock Option or Stock Bonus, so long as such Termination of Employment is voluntary and due to an adverse change in the terms or position of employment of such optionee or grantee, or involuntary and without Cause; provided, however, that if the optionee or grantee dies within such one (1) month period, any unexercised Stock Option or Stock Bonus held by such optionee or grantee shall, notwithstanding the expiration of such one (1) month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) month from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

iii. If such Termination of Employment is involuntary and for Cause, or voluntary and not due to an adverse change in the terms or position of employment of such optionee or grantee, such Stock Option or Stock Bonus shall terminate immediately. Unless otherwise determined by the Board, for purposes of the Plan, “Cause” shall mean (i) the conviction of the optionee or grantee for committing a felony under federal law or the law of the state in which such action occurred; (ii) dishonesty in the course of fulfilling the optionee’s or grantee’s employment duties; or (iii) willful and deliberate failure on the part of the optionee or grantee to perform his employment or other duties in any material respect.

F. Termination by Reason of Death or Disability. If an optionee’s or grantee’s employment terminates by reason of death or permanent and total disability, any Stock Option or Stock Bonus held by such optionee or grantee may thereafter be exercised, to the extent it was exercisable at the date of death or disability, or on such accelerated basis as the Board may determine, for a period of twelve (12) months (or such other period as the Board may specify in the option or grant agreement) from the date of death or disability or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

G. Termination by Reason of Retirement. If an optionee’s or grantee’s employment terminates by reason of retirement, any Stock Option or Stock Bonus held by such optionee or grantee may thereafter be exercised by the optionee or grantee, to the extent it was exercisable at the time of such retirement, or on such accelerated basis as the Board may determine, for a period of twelve (12) months (or such shorter period as the Board may specify in the option or grant agreement) from the date of such termination of employment or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter; provided, however, that if the optionee or grantee dies within such twelve (12) month period (or such shorter period), any unexercised Stock Option or Stock Bonus held by such optionee or grantee shall, notwithstanding the expiration of such twelve (12) month period (or such shorter period), continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three (3) months from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

H. Termination of Board Membership. Unless otherwise determined by the Board, if an optionee or grantee who is a director of the Company (other than an employee of the Company or an Affiliate) shall, for any reason, cease being a member of the Board prior to the date his or her outstanding Stock Option or Stock Bonus becomes fully exercisable, such unexercisable portion of the Stock Option or Stock Bonus shall thereupon terminate. If after a Stock Option or Stock Bonus granted to an optionee or grantee director becomes exercisable, in whole or in part, such optionee or grantee ceases to be a member of the Board (other than due to death), such exercisable portion of the Stock Option or Stock Bonus may be exercised for the lesser of one (1) month from the date of termination of Board membership or the balance of the term of such Stock Option or Stock Bonus; provided, however, that if the optionee or grantee dies within such one (1) month period, any unexercised Stock Option or Stock Bonus held by such optionee or grantee shall, notwithstanding the expiration of such one (1) month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) month from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter. If an optionee or grantee director ceases to be a member of such Board by reason of death, any Stock Option or Stock Bonus held by such optionee or grantee may thereafter be exercised, to the extent it was exercisable at the date of death, or on such accelerated basis as the Board may determine, for a period of three (3) months (or such other period as the Board may specify in the option or grant agreement) from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

5.5 Additional Limitations on Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Affiliates. Upon termination of employment, Incentive Stock Options may only be exercised within three (3) months of the termination of employment; provided, however, if termination results from death or disability, the period of exercise may be extended to twelve (12) months. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all “incentive stock option” plans of the Company and its parent and subsidiary corporations) exceeds $100,000, the Incentive Stock Options covering shares of Stock in excess of $100,000 (but not Incentive Stock Options covering Stock up to $100,000) shall be treated as nonqualified stock options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

SECTION 6
ACQUISITION OF THE COMPANY

6.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, and subject to Section 3.3, in the event of the acquisition of the Company (“Acquisition of the Company”), then unless otherwise determined by the Board, the exercisability of any Stock Option or Stock Bonus which is outstanding as of the date such acquisition is consummated shall be accelerated so that any such Stock Option or Stock Bonus is fully exercisable during the twelve (12) month period following the date such acquisition is consummated; provided that if the optionee or grantee is then an employee of the Company or an Affiliate, such exercisability shall be so accelerated only if such optionee or grantee remains in the continuous employ of the Company or its successor or an Affiliate for a period of twelve (12) months after the date such acquisition is consummated (or if such optionee’s or grantee’s employment is terminated within such twelve (12) month period, such termination of employment was involuntary, without Cause or due to an adverse change in the terms or position of employment of such optionee or grantee).

6.2 Definition of Acquisition of the Company. For acquisition of the Company, “Change in Control” means the occurrence of any of the following events:

(i) A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group within the meaning of the Nonqualified Deferred Compensation Rules, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of subparagraph (ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control: ཉ any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or ཉ any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion. This subparagraph (i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(ii) A “change in the effective control of the Company” which shall occur on the date that either ཉ any one person, or more than one person acting as a group within the meaning of the Nonqualified Deferred Compensation Rules, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, except for o any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or o any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion; or ཉ a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this subparagraph ཙ, the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of subparagraph (i) above. Subparagraph (ii)A applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(iii) A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group within the meaning of the Nonqualified Deferred Compensation Rules, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change in Control.

For purposes of this Section 6.2, the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Section 6.2 and except as otherwise provided in an Award agreement, “Company” includes (x) the Company, (y) the entity for whom a participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above. This Section 6.2 shall be interpreted in accordance with the Nonqualified Deferred Compensation Rules.

SECTION 7
TERM, AMENDMENT AND TERMINATION

7.1  The Plan shall continue until terminated or discontinued by the Board. Under the Plan, Stock Options or Stock Bonuses outstanding as of such date shall not be affected or impaired by the termination of the Plan.

7.2 The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall impair the rights of an optionee or grantee under a Stock Option or Stock Bonus theretofore granted, without the optionee’s or grantee’s consent.

7.3 The Board may amend the terms of any Stock Option or Stock Bonus or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent. The Board may also substitute new Stock Options or Stock Bonuses for previously-granted Stock Options or Stock Bonuses, including previously-granted Stock Options having higher option prices and previously granted Stock Bonuses having higher consideration payable with respect thereto.

7.4 Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 8
USE OF PROCEEDS

Proceeds from the sale of the Stock pursuant to the Plan shall constitute general funds of the Company.

SECTION 9
GENERAL PROVISIONS

9.1 The Board may require each person purchasing or receiving shares pursuant to a Stock Option or a Stock Bonus to represent to and agree with the Company in writing that such person is acquiring the shares for his or her own account, without a view to the distribution thereof; that such person has sufficient knowledge and experience in financial and business matters that he or she is capable of evaluating (alone or with a purchaser representative) the merits and risks of purchasing or receiving the Stock; and as to such other matters as the Board determines necessary or appropriate for purposes of compliance with applicable federal and state securities laws. No Stock Option or Stock Bonus will be granted and no shares of Stock will be issued under the Plan except in compliance with applicable federal and state securities laws and regulations; and the Company may refuse to issue or defer the issuance of any shares of Stock in connection with the exercise of a Stock Option or Stock Bonus granted under the Plan unless and until it is satisfied (in its sole discretion) that any registration requirements with respect to the shares (and the options relating thereto) under the Securities Act and any applicable state securities laws have been met or that there exists an available exemption or exemptions from such registration requirements. For purposes of any states securities laws or statutes, no Stock Option or Stock Bonus shall be exercisable unless the shares of Stock subject thereto are at the time of exercise (a) exempt from registration under appropriate state securities laws; (b) the subject matter of an exempt transaction thereunder; or (c) registered thereunder.

9.2 All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws; and the Board may cause a legend or legends to be placed on such certificates to make appropriate reference to all such restrictions, including any restrictions on transfer.

9.3 Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

9.4 The adoption of the Plan shall not confer (a) upon any employee, any right to continued employment; or (b) upon any director, any right to continued membership on the Board; nor shall the Plan interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time, with or without cause, or to remove a director.

9.5 No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Board may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

9.6 Subject to Sections 3.3 and 6.1, in the event of a merger, consolidation or reorganization involving the Company in which the Company is not the surviving corporation, or a reverse merger in which the Company is the surviving corporation, but the shares of the Company’s outstanding Stock immediately preceding the merger, consolidation or reorganization are converted by virtue of the transaction into other property, then to the extent any outstanding Stock Options or Stock Bonuses are not exercised on or before the date of any such transaction, or the Company does not cancel and/or substitute other consideration for any outstanding Stock Options or Stock Bonuses as provided in Sections 3.3 and 6.1 (subject to the terms thereof), the surviving corporation shall, to the extent permitted by law, assume the obligations of the Company under any outstanding Stock Option or Stock Bonus or substitute new stock options or new stock bonuses of the surviving corporation or an affiliate thereof upon similar terms and of substantially equivalent value for those outstanding under the Plan, or such Stock Options or Stock Bonuses shall continue in full force and effect.

9.7 The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

9.8 Neither the Plan nor any Award made thereunder shall create or be construed to create a trust or a fiduciary relationship between the Company or any Affiliate and an optionee.

9.9 The provisions of this Plan regarding Stock Options are intended to constitute a qualified stock option plan and the Stock Options granted hereunder are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 10
EFFECTIVE DATE OF THE PLAN

The Plan shall be effective January 23, 2007 (the “Effective Date”), provided that the Plan shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders’ meeting on or prior to such date. No Stock Option or Stock Bonus shall be granted pursuant to the Plan ten years after the Effective Date.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
EAGLE BROADBAND, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EAGLE BROADBAND, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 23, 2007, AT 1:30 P.M. CENTRAL DAYLIGHT TIME

The undersigned shareholder of Eagle Broadband, Inc. (the "Company") hereby appoints C. James Reinhartsen or David Micek, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all the shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2500 South Shore Blvd., League City, Texas 77573, on Tuesday, January 23, 2007, beginning at 1:30 p.m., Central Daylight Time, and any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above — Co-holder (if any) sign above

	For	With-hold	For All Except
1. To elect two Class I directors to serve until their respective terms expire or until their respective successors have been elected or appointed.	☐	☐	☐

David Micek **Robert L. Bach**

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

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In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE **"FOR"** ALL PROPOSALS 1, 2, 3, AND 4.

Detach above card, sign, date and mail in postage paid envelope provided.

EAGLE BROADBAND, INC.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact, or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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